                                                                     EXHIBIT 4.2

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This Amended and Restated Registration Rights Agreement (the "Agreement"), dated as of January 26, 2000 is entered into by and among Inventa Corporation, a California corporation (the "Company") and the holders of the Company's Series A Preferred Stock listed on Exhibit A attached hereto (collectively, the "Series A
                          ---------
Holders"), the holders of the Company's Series B Preferred Stock listed on Exhibit B attached hereto (collectively, the "Series B Holders"), the holders of
---------
the Company's Series C Preferred Stock listed on Exhibit C attached hereto
                                                 ---------
(collectively, the "Series C Holders") the holders of the Company's Series D Preferred Stock listed on Exhibit D attached hereto (collectively, the "Series D
                          ---------
Holders")and the Xtend-Tech Shareholders listed on Exhibit E attached hereto
                                                   ---------
(collectively, the "Xtend-Tech Holders") (the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Xtend-Tech Holders shall collectively be referred to as "Shareholders").

                                R E C I T A L S
                                ---------------

     A. The Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Company are parties to the Restated Registration Rights Agreement dated January 19, 2000.

     B. The Xtend-Tech Holders and the Company are parties to the Agreement and Plan of Reorganization as of the date hereof (the "Reorganization Agreement").

     C. The execution of this Agreement is in connection with the closing of the transactions contemplated by the Reorganization Agreement.

     D. The Shareholders and the Company desire that the transactions contemplated by the Reorganization Agreement be consummated.

     E. The Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Company desire that this Agreement supersede the Restated Registration Rights Agreement dated January 19, 2000 in its entirety.

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the common stock of the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Holder" shall mean any holder, or an assignee under Section 15 hereof, of outstanding Registrable Securities.

          "Initiating Holders" shall mean any Holders who in the aggregate are Holders of more than fifty percent (50%) of the outstanding Registrable Securities.

          The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities", subject to Sections 5(b) and 6(b) hereof, shall mean shares of Common Stock (i) issued or issuable pursuant to the conversion of the Shares, and (ii) issued in respect of securities issued pursuant to the conversion of the Shares upon any stock split, stock dividend, recapitalization, substitution, or similar event, and (iii) issued in respect to securities issued to Xtend-Tech Holders pursuant to the stock exchange transaction consummated in the Reorganization Agreement; provided, however, that Registrable Securities shall not include any (a) shares of Common Stock which have previously been registered, (b) shares of Common Stock which have previously been sold to the public, or (c) securities which would otherwise be Registrable Securities held by a Holder who is then permitted to sell all of such securities within any three (3) month period following the Company's initial public offering pursuant to Rule 144 if such securities then held by such Holder constitute less than one percent of the Company's outstanding equity securities.

          "Registration Expenses" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Sections 5, 6 and 8 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, and the reasonable fees and expenses of one counsel for the selling Shareholders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

          "Shares" shall mean shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and shares of the Company's Common Stock held by Xtend-Tech Holders.

     2.   Restrictions on Transferability.  The Restricted Securities held by
          -------------------------------
the Shareholders shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section 16 hereof, to assist in an orderly distribution. Each Shareholder will cause any proposed transferee of Restricted Securities held by that Shareholder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive Legend.  Each certificate representing (i) the Shares,
          ------------------
and (ii) shares of the Company's Common Stock issued upon conversion of the Shares, and (iii) any other securities issued in respect of the Shares, or the Common Stock issued upon conversion of the Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 4(i) or the "no-action" letter referred to in Section 4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or "no-action" letter shall be required, and provided that the Company shall not be obligated to remove any such legends prior to the date of the initial public offering of the Company's Common Stock under the Securities Act.

     4.   Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 5, 6 and 8 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144 promulgated under the Securities Act or for a transfer to a holder's spouse, ancestors, descendants or a trust for any of their benefit, or in transactions involving the distribution without consideration of Restricted Securities by a holder that is a partnership to any of its partners or retired partners or to the estate of any of its partners or retired partners, or by a holder that is a trust to any successor trust or successor trustee) by either
(i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend after the date of the Company's initial public offering under the Securities Act if the opinion of counsel or "no-action" letter referred to above expressly indicates that such legend is not required in order to establish compliance with the Securities Act or if such legend is no longer required pursuant to Rule 144(k).

     5.   Demand Registration.
          -------------------

          (a)  Request for Registration.  If the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect any registration with respect to the Registrable Securities, the Company will:

               (i) promptly given written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its diligent best efforts to effect such registration after January 1, 2000 (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) After the Company has effected two (2) such registrations pursuant to this Section 5(a) and such registrations have been declared or ordered effective, or withdrawn at the request of the majority of the Initiating Holders, and the sales of such Registrable Securities have closed; or

                    (C) Within one hundred eighty (180) days of the effective date of any other registration statement on Form S-1.

          Subject to the foregoing clauses (A), (B) and (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing (but not more than once during any twelve month period) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

          The registration statement filed pursuant to the request of the Initiating Holders, may, subject to the provisions of Section 5(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no right to include any of its securities in any such registration except as provided in Section 5(b) below.

          (b)  Underwriting.  If the Initiating Holders intend to distribute the
               ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 5, and the Company shall include such information in the written notice referred to in Section 5(a)(i) above. The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          If officers or directors of the Company shall request inclusion of securities of the Company other than Registrable Securities in any registration pursuant to Section 5, or if holders of securities of the Company who are entitled by contract with the Company to have securities included in such a registration (such officers, directors, and other shareholders being collectively referred to as the "Other Shareholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all Holders and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters (the "Underwriter") selected for such underwriting by more than fifty percent (50%) of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 5, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities which Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among all Holders of Registrable Securities requesting inclusion (and pro rata among such holders on the basis of all Registrable Securities then held by such holders); and second, among all Other Shareholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If the Underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     6.   Company Registration.
          --------------------

          (a) If the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i) promptly give to each Holder written notice thereof (which, to the extent then known, shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 6(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6(a)(i). In such event the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 6, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, and (a) if such registration is the first registered offering of the Company's securities to the public, the Underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (b) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the secondary portion of the registration and underwriting to not less than fifty percent (50%) of the securities which Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting by persons other than the Company shall be allocated in the following priority: first, to Holders of Registrable Securities (and pro rata among such holders on the basis of all Registrable Securities then held by such holders); and second, among all Other Shareholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     7.   Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, unless such withdrawal is caused by a material adverse change in the business or operations of the Company after such request for registration, or unless the Initiating Holders agree to have such registration considered a registration pursuant to Section 5(a)(ii)(B). If the Company is not required to pay any Registration Expenses, then the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and such registration shall not be considered a registration for purposes of Section 5(a)(ii)(B).

     8.   Registration on Form S-3.  The Company shall use its best efforts to
          ------------------------
qualify for registration on Form S-3, and to that end, the Company shall comply with the reporting requirements of the Exchange Act following the effective date of the first registration of any securities of the Company for a registered public offering. After the Company has qualified for the use of Form S-3, Initiating Holders shall have the right to request four (4) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such holder), subject only to the following limitations:

          (a) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that notice of such Company-initiated registration is given to Holders prior to receipt of a request from a holder of Registrable Securities for registration on Form S-3, and provided that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred eighty
(180) day period;

          (b) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of one hundred eighty (180) days following the effective date of the most recent registration pursuant to a request by a holder of Registrable Securities under this Agreement or pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 demand registration rights; provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such one hundred eighty (180) day period;

          (c) The Company shall not be required to effect a registration pursuant to this Section 8 more than once in any twelve (12) month period;

          (d) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding one hundred eighty
(180) days from the effective date thereof. The Company shall give notice to all Holders and all holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section 8 and shall provide a reasonable opportunity for all such other holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event the Underwriter, in the case of an underwritten offering, determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the method described in Section 6(b); and

          (e) The value of the aggregate shares of Registrable Securities to be registered on Form S-3 for each such right of registration shall be at least $500,000.

     9.   Registration Procedures.  In the case of each registration effected by
          -----------------------
the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

          (a) Keep such registration effective for a period of ninety (90) days (except as set forth in Section 8(d)) or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

          (c) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 5 or 8 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions, and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions, and provided further that the Underwriter is reasonably acceptable to the Company.

     10.  Indemnification.
          ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such Holders, directors, officers, agents, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder of securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. An indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with any untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder thereunder exceed the proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section 10 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement.

     11.  Information by Holder.  Each Holder holding securities included in any
          ---------------------
registration shall furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     12.  Limitations on Registration of Issues of Securities.  From and
          ---------------------------------------------------
after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company, provided that this Section 12 shall not limit the right of the Company to enter any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Agreement and with the rights of the Holders provided in this Agreement.

     13.  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Shareholder owns any Restricted Securities, furnish to the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

     14.  No-Action Letter or Opinion of Counsel in Lieu of Registration.
          --------------------------------------------------------------
Notwithstanding anything in this Agreement to the contrary, if at any time after the date of the Company's initial public offering of its securities under the Securities Act the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for registration made under this Agreement in the manner in which such Holder proposes to dispose of the Registrable Securities included in such request, or if in the opinion of counsel for the Company concurred in by counsel for such Holder no registration under the Securities Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for registration under this Agreement; provided, however, with respect to any Holder who may deemed to be an "affiliate," as that term is defined under Rule 144, if, notwithstanding the opinion of such counsel, the Holder is unable to dispose of all of the Registrable Securities included in his request in the manner in which such Holder so proposes without registration, the Registrable Securities included in such request shall be eligible for registration under this Agreement.

     15.  Transfer or Assignment of Registration Rights.  The rights to cause
          ---------------------------------------------
the Company to register a Shareholder's securities granted to such Shareholder by the Company under Sections 5, 6 and 8 hereof may be transferred or assigned by the Shareholder to a transferee or assignee of at least 100,000 shares of the Restricted Securities; provided, however, that a Shareholder may transfer or assign such rights to a partner or shareholder of Shareholder or to a successor trust or successor trustee without restriction as to minimum shareholding. The Company shall be given written notice by Shareholder at the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of a Shareholder under this Agreement.

     16.  "Market Stand-off" Agreement.  Each Shareholder agrees, if requested
          ----------------------------
by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Shareholder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the Company's initial public offering of its capital stock, provided that all officers, directors and employees of the Company holding stock or stock options of at least one (1%) percent of the Company's outstanding stock prior to the initial public offering of the Company enter into similar agreements; provided, further, that with respect to the Series C Holders and Series D Holders, the prohibition against the sale, transfer or other dispostions of any Common Stock (or other securities) of the Company held by them pursuant to this Section 16 shall not prohibit (i) the sale of any shares of Common Stock purchased by such Series C Holder or Series D Holder pursuant to a directed share program or otherwise in the Company's initial public offering, or (ii) the sale, in the open market, of any shares of Common Stock by such Series C Holder or Series D Holder provided that such shares are purchased in the open market after the completion of the Company's initial public offering.

          Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of said period.

     17.  Governing Law.  This Agreement and the legal relations between the
          -------------
parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

     18.  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     19.  Notices, Etc. All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Shareholder, at the address or addresses set forth on Exhibit A, Exhibit
                                                              ---------  -------
B, Exhibit C, Exhibit D or Exhibit E attached hereto, or at such other address
-  ---------  ---------    ---------
or addresses as the Shareholder shall have furnished to the other parties hereto in writing, or (b) if to any other holder of any securities, at such address as such holder shall have furnished the other parties hereto in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the other parties hereto in writing.

     20.  Other Registration Rights.  This Agreement supersedes any previous
          -------------------------
agreement between the Company and any party with respect to the grant by the Company of registration rights, including but not limited to Registration Rights Agreement dated February 14, 1997.

     21.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     22.  Amendments.  Any provision of this Agreement may be amended, waived or
          ----------
modified upon the written consent of the Company, and the Shareholders (or their assignees to whom Shareholders have expressly assigned their rights in compliance with Section 15 hereof) who then hold more than fifty percent (50%) of the Registrable Securities then held by persons entitled to registration rights hereunder, provided further, any such amendment, waiver or modification applies by its terms to each applicable Shareholder and each such assignee and, provided further, that a Shareholder or such assignee hereunder may waive any of such Holder's rights or the Company's obligations hereunder without obtaining the consent of any other Shareholder or assignee.

               (Remainder of this page left intentionally blank)

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first above written.


"INVENTA CORPORATION"


By:_____________________________________
   David A. Lavanty, President


    [Signature Page to Amended and Restated Registration Rights Agreement]

"SHAREHOLDERS"


________________________________________
Stephen T. Barry


BANCBOSTON VENTURES INC.


By:_____________________________________
Name:  Maia D. Heymann
Title: Director


BATTERY VENTURES III, L.P.
By: Battery Partners III, L.P.


By:_____________________________________
Name:
Title:


BOSTON MILLENNIA PARTNERS
LIMITED PARTNERSHIP
By: Glen Partners Limited Partnership,
    its General Partner


By:_____________________________________
    General Partner


________________________________________
Dana Callow, Jr.


________________________________________
Harry A. Caunter



    [Signature Page to Amended and Restated Registration Rights Agreement]

THE CHASE MANHATTAN BANK AS TRUSTEE FOR
FIRST PLAZA GROUP TRUST


By:_____________________________________

Title:__________________________________


________________________________________
Electra D. DePeyster


________________________________________
Robert Ducommun


Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t


________________________________________
Robert Ducommun, Trustee


________________________________________
Christian Dubiel


ESSEX PRIVATE PLACEMENT FUND II, LIMITED PARTNERSHIP
By: Essex Investment Mgt. Company LLC
    Its General Partner


By:_____________________________________

Its:____________________________________


________________________________________
Maya S. Hattangady


    [Signature Page to Amended and Restated Registration Rights Agreement]

________________________________________
Martin J. Hernon


________________________________________
Robert W. Jevon


________________________________________
Frank P. Pinto


________________________________________
Andrew Potter


PRIVATE EQUITY PORTFOLIO II, LLC


By:_____________________________________
Name:  Glen Holland
Title: Vice President


________________________________________
Suresh Shanmugham


________________________________________
Santhanam C. Shekar


________________________________________
Bruce R. Tiedemann


TCV II (Q), L.P.
a Delaware Limited Partnership

By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:_____________________________________
     Name: Robert C. Bensky
     Title: Chief Financial Officer


    [Signature Page to Amended and Restated Registration Rights Agreement]

TCV II STRATEGIC PARTNERS, L.P.
a Delaware Limited Partnership

By:  Technology Crossover Management II, L.L.C.,
Its: General Partner

By:_____________________________________
     Name: Robert C. Bensky
     Title: Chief Financial Officer


TCV II, V.O.F.
a Netherlands Antilles General Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner

By:_____________________________________
     Name: Robert C. Bensky
     Title: Chief Financial Officer


TECHNOLOGY CROSSOVER VENTURES II, C.V.
a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.,
Its: Investment General Partner

By:_____________________________________
     Name: Robert C. Bensky
     Title: Chief Financial Officer


TECHNOLOGY CROSSOVER VENTURES II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its: General Partner

By:_____________________________________
     Name: Robert C. Bensky
     Title: Chief Financial Officer

    [Signature Page to Amended and Restated Registration Rights Agreement]

________________________________________
Ramesh Vasudevan


________________________________________
Gomati Venkateswaran


________________________________________
Usha Vijayarajan

    [Signature Page to Amended and Restated Registration Rights Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first above written.


INVENTA:                                SHAREHOLDERS:

INVENTA CORPORATION
                                        ____________________________
                                        Richard M. Cerwonka

By:______________________________

Title:___________________________       ____________________________
                                        Mark Breznak



                                        ____________________________
                                        John Pike



                                        ____________________________
                                        Scott Gray



                                        ____________________________
                                        John McVicker



                                        ____________________________
                                        Michael Swafford



                                        ____________________________
                                        Derek Nash

                                        (Shareholder Signatures Continued
                                        Next Page)


    [Signature Page to Amended and Restated Registration Rights Agreement]

                              ___________________________________
                              James Z. Peepas



                              ___________________________________
                              Frank Russin



                              ___________________________________
                              Joseph A.DeCapuq



                              ___________________________________
                              Gordon Kuhn


                              International Database Communication
                              Systems, Inc./IDCS


                              By:________________________________
                              James Z. Peepas
                              Chairman/CEO

    [Signature Page to Amended and Restated Registration Rights Agreement]

                              INVENTA CORPORATION



                         ______________________________

                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT
                         ______________________________

                                January 26, 2000

                                   EXHIBIT A
                                   ---------
                              SCHEDULE OF HOLDERS
                          OF SERIES A PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Harry A. Caunter                         Ramesh Vasudevan
675 North Court                          1369 Camwell Drive
Suites 225 & 230                         West Vancouver, BC, V7S2M6
Palatine, IL 60067                       Canada

Electra D. De Peyster                    Gomati Venkateswaran
2000 Redwood Hill Court                  26 South Baog Road
Santa Rosa, CA 95404                     A2 Anand Bhavan
                                         Madras, 600017
                                         INDIA

Robert Ducommun                          Usha Vijayarajan
1155 Park Ave.                           2/7 12th Cross
Apt. 1 SW                                Rajmahal Extension
New York, NY 10128                       Bangalore, 560080
                                         INDIA
Maya S. Hattangady
414 E. Lansing Way
Fresno, CA 93704

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t
Robert Ducommun, trustee
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter
401 Vine Street
Menlo Park, CA 94025

Santhanam C. Shekar
349 G Street
San Rafael, CA 94901

                                   EXHIBIT B
                                   ---------
                              SCHEDULE OF HOLDERS
                          OF SERIES B PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Battery Ventures L.P.
20 William Street
Wellesley, MA 01282

Harry A. Caunter
675 North Court
Suites 225 & 230
Palatine, IL 60067

Robert Ducommun
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Palmer G. and Charles E. Ducommun
Charitable Annuity Trust, u/d/t
Robert Ducommun, trustee
1155 Park Ave.
Apt. 1 SW
New York, N.Y. 10128

Andrew Potter
401 Vine Street
Menlo Park, CA 94025

Ramesh Vasudevan
1369 Camwell Drive
West Vancouver, BC, V7S2M6
Canada

                                   EXHIBIT C
                                   ---------
                              SCHEDULE OF HOLDERS
                          OF SERIES C PREFERRED STOCK

Name and Address
--------------------------------------------------------------------------------

Battery Ventures III, L.P.                Suresh Shanmugham
20 William Street                         c/o Boston Millennia Partners
Wellesley, MA 0128230                     Rose Wharf, Ste. 330
                                          Boston, MA 02110

Boston Millennia Partners                 Bruce R. Tiedemann
30 Rose Wharf, Ste. 330                   c/o Boston Millennia Partners
Boston, MA 02110                          30 Rose Wharf, Ste. 330
                                          Boston, MA 02110

Stephen T. Barry                          Harry A. Caunter
c/o Boston Millennia Partners             675 North Court
30 Rose Wharf, Ste. 330                   Suites 225 & 230
Boston, MA 02110                          Palatine, IL 60067

A. Dana Callow, Jr.                       Maya S. Hattangady
c/o Boston Millennia Partners             414 E. Lansing Way
30 Rose Wharf, Ste. 330                   Fresno, CA 93704
Boston, MA 02110

Christian Dubiel                          Santhanam C. Shekar
c/o Boston Millennia Partners             349 G Street
30 Rose Wharf, Ste. 330                   San Rafael, CA 94901
Boston, MA 02110

Martin J. Hernon                          TCV II (Q), L.P.
c/o Boston Millennia Partners             c/o Technology Crossover Ventures
30 Rose Wharf, Ste. 330                   56 Main Street, Suite 210
Boston, MA 02110                          Millburn, NJ 07041
                                          Attention: Robert C. Bensky

Robert W. Jevon
c/o Boston Millennia Partners             with a copy to:
30 Rose Wharf, Ste. 330                   c/o Technology Crossover Ventures
Boston, MA 02110                          575 High Street, Suite 400
                                          Palo Alto, CA 94301
                                          Attention: Jay C. Hoag

Frank P. Pinto
c/o Boston Millennia Partners
30 Rose Wharf, Ste. 330
Boston, MA 02110

TCV II Strategic Partners, L.P.           TCV II, V.O.F.
c/o Technology Crossover Ventures         c/o Technology Crossover Ventures
56 Main Street, Suite 210                 56 Main Street, Suite 210
Millburn, NJ 07041                        Millburn, NJ 07041
Attention: Robert C. Bensky               Attention: Robert C. Bensky

with a copy to:                           with a copy to:
c/o Technology Crossover Ventures         c/o Technology Crossover Ventures
575 High Street, Suite 400                575 High Street, Suite 400
Palo Alto, CA 94301                       Palo Alto, CA 94301
Attention: Jay C. Hoag                    Attention: Jay C. Hoag.

Technology Crossover Ventures II, C.V.    Technology Crossover Ventures II, C.V.
c/o Technology Crossover Ventures         c/o Technology Crossover Ventures
56 Main Street, Suite 210                 56 Main Street, Suite 210
Millburn, NJ 07041                        Millburn, NJ 07041
Attention: Robert C. Bensky               Attention: Robert C. Bensky

with a copy to:                           with a copy to:
c/o Technology Crossover Ventures         c/o Technology Crossover Ventures
575 High Street, Suite 400                575 High Street, Suite 400
Palo Alto, CA 94301                       Palo Alto, CA 94301
Attention: Jay C. Hoag                    Attention: Jay C. Hoag.

                                   EXHIBIT D
                                   ---------
                              SCHEDULE OF HOLDERS
                          OF SERIES D PREFERRED STOCK

Name and Address
-----------------------------------------------------------------------------------------
BancBoston Ventures Inc.                          The Chase Manhattan Bank,
435 Tasso Street, Suite 250                       As Trustee for First Plaza Group Trust
Palo Alto, CA 94301                               Global Investor Services
Attn:  Maia Heymann                               4 Chase Metro Tech Center, 18/th/ Floor
                                                  Brooklyn, NY 11245
                                                  Attn:  John F. Weeda

Private Equity Portfolio II, LLC                  Technology Crossover Ventures II, L.P.
175 Federal Street, 10/th/ Floor                  56 Main Street, Suite 210
Boston, MA 02110                                  Millburn, NJ 07041
Attn:  Glen Holland                               Attn:  Robert C. Bensky

Battery Ventures III, L.P.                        TCV II (Q), L.P.
20 William Street                                 56 Main Street, Suite 210
Wellesley, MA 01282                               Millburn, NJ 07041
Attn:  Rick Frisbie                               Attn:  Robert C. Bensky

Boston Millennia Partners Limited Partnership     Technology Crossover Ventures II, C.V.
30 Rowes Wharf                                    56 Main Street, Suite 210
Boston, MA 02110                                  Millburn, NJ 07041
Attn:  Martin J. Hernon                           Attn:  Robert C. Bensky

Robert Ducommun                                   TCV II Strategic Partners L.P.
1155 Park Avenue, Apt. 1 SW                       56 Main Street, Suite 210
New York, NY 10128                                Millburn, NJ 07041
                                                  Attn:  Robert C. Bensky

Palmer G. & Charles E. Ducommun                   TCV II, V.O.F.
  Charitable Annuity Trust                        56 Main Street, Suite 210
1155 Park Avenue, Apt. 1 SW                       Millburn, NJ 07041
New York, NY 10128                                Attn:  Robert C. Bensky

Essex Private Placement Fund II,
  Limited Partnership                             Boston Millennia Associates I, Limited
c/o Essex Investment Mgt. Company                 Partnership
125 High Street                                   30 Rowes Wharf
Boston, MA 02110                                  Boston, MA 02110
Attn:  Susan Stickells                            Attn:  Martin J. Hernon

                                   EXHIBIT E

                         SCHEDULE OF XTEND-TECH HOLDERS

                                                                      EXHIBIT E

                                                                         to

                                                                     EXHIBIT 4.2


                       SCHEDULE 1 - LIST OF SHAREHOLDERS

-----------------------------------------------------------------------------------------------
SHAREHOLDER                 NUMBER            TOTAL NO.        SHARES OF        NO. OF
                              OF              OF SHARES        INVENTA          SHARES
                            SHARES            OF INVENTA       TO BE            IN
                              OF              TO BE            RECEIVED         ESCROW
                            XTEND-            RECEIVED         AT               AT
                            TECH                               CLOSING          CLOSING
                            HELD
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
RICHARD M. CERWONKA*       20,100             271,350          94,972           176,378
-----------------------------------------------------------------------------------------------
MARK BREZNAK*              13,800             186,300          65,205           121,095
-----------------------------------------------------------------------------------------------
JOHN E. PIKE*              12,000             162,000          56,700           105,300
-----------------------------------------------------------------------------------------------
SCOTT GRAY*                10,000             135,000          47,250            87,750
-----------------------------------------------------------------------------------------------
JOHN MCVICKER*              2,000              27,000            9450            17,550
-----------------------------------------------------------------------------------------------
MICHAEL SWAFFORD*           2,000              27,000            9450            17,550
-----------------------------------------------------------------------------------------------
DEREK NASH*                 3,000              40,500          14,175            26,325
-----------------------------------------------------------------------------------------------
JAMES Z. PEEPAS(1)          7,800             105,300         105,300
-----------------------------------------------------------------------------------------------
FRANK RUSSIN                  800              10,800          10,800
-----------------------------------------------------------------------------------------------
INTERMODAL DATABASE        14,250             192,375         192,375
COMMUNICATION
SYSTEMS, INC. (IDCS)
-----------------------------------------------------------------------------------------------
JAMES Z. PEEPAS(1)          5,700              76,950          76,950
-----------------------------------------------------------------------------------------------
JOSEPH A. DE CAPUA          2,850              38,475          38,475
-----------------------------------------------------------------------------------------------
GORDON KUHN                 5,700              76,950          76,950
-----------------------------------------------------------------------------------------------
TOTALS                    100,000           1,350,000       500,850 for         551,948
                                                            Investors;
                                                            297,202 for
                                                            Employee
                                                            Shareholders
-----------------------------------------------------------------------------------------------

(1)  Same Individual
                         *Indicates Employee Shareholders